Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Second Quarter 2019 Results

HOUSTON, August 5, 2019 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the second quarter of 2019:

	Three Months Ended
Thousands of dollars, except per share data	June 30, 2019	March 31, 2019
Total revenues	$216,706	$233,542
Operating loss	(111,500)	(49,127)
Adjusted operating loss	(120,366)	(49,127)
Net loss	(113,988)	(73,328)
Adjusted net loss	(136,299)	(73,328)
Loss per diluted share	$(0.83)	$(0.53)
Adjusted loss per diluted share	$(0.99)	$(0.53)

“During the quarter, the Ocean GreatWhite successfully completed its first well, delivering over 97.5% operating efficiency,” said Marc Edwards, President and Chief Executive Officer. “We also completed the reactivation and upgrade of the Ocean Endeavor and the upgrade of the Ocean Apex. Both rigs commenced operations in May.”

Diamond Offshore recently announced the launch of its Stack-ViewTM service, which allows the Company to shift to predictive maintenance from time-based maintenance by utilizing 24/7 real-time monitoring, data visualization, and advanced analytics. “This is yet another example of Diamond continually working to improve offshore drilling economics by reducing the total cost of the well,” said Edwards. “Stack-View will streamline maintenance and mitigate subsea downtime while improving BOP reliability, which will significantly enhance the operational efficiency of a drilling campaign.”

As of July 1, 2019, the Company’s total contracted backlog was $2.0 billion, including over $450 million of backlog secured year to date and excluding approximately a $130 million margin commitment from one of the Company’s customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 2482667. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Contract drilling	$207,273	$226,697	$265,353	$433,970	$553,279
Revenues related to reimbursable expenses	9,433	6,845	3,508	16,278	11,092

Total revenues	216,706	233,542	268,861	450,248	564,371

Operating expenses:
Contract drilling, excluding depreciation	224,782	167,429	189,321	392,210	374,010
Reimbursable expenses	9,313	6,743	3,414	16,057	10,884
Depreciation	88,253	86,898	81,825	175,151	163,650
General and administrative	15,294	17,312	18,236	32,605	36,749
Impairment of assets	—	—	27,225	—	27,225
Restucturing and separation costs	—	—	1,265	—	4,276
(Gain) loss on disposition of assets	(9,436)	4,287	(50)	(5,149)	(560)

Total operating expenses	328,206	282,669	321,236	610,874	616,234

Operating loss	(111,500)	(49,127)	(52,375)	(160,626)	(51,863)

Other income (expense):
Interest income	1,933	2,414	2,001	4,346	3,638
Interest expense, net of amounts capitalized	(31,159)	(29,925)	(29,585)	(61,084)	(57,903)
Foreign currency transaction (loss) gain	(721)	(1,085)	411	(1,806)	858
Other, net	105	333	262	438	842

Loss before income tax benefit	(141,342)	(77,390)	(79,286)	(218,732)	(104,428)

Income tax benefit	27,354	4,062	10,012	31,416	54,475

Net loss	$(113,988)	$(73,328)	$(69,274)	$(187,316)	$(49,953)

Loss per share	$(0.83)	$(0.53)	$(0.50)	$(1.36)	$(0.36)

Weighted-average shares outstanding:
Shares of common stock	137,691	137,522	137,429	137,607	137,362
Dilutive potential shares of common stock	—	—	—	—	—

Total weighted-average shares outstanding	137,691	137,522	137,429	137,607	137,362

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$147,509	$154,073
Marketable securities	149,945	299,849
Accounts receivable, net of allowance for bad debts	163,086	168,620
Prepaid expenses and other current assets	130,124	163,396

Total current assets	590,664	785,938

Drilling and other property and equipment, net of accumulated depreciation	5,163,696	5,184,222
Other assets	222,876	65,534

Total assets	$5,977,236	$6,035,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$269,449	$236,846
Long-term debt	1,974,816	1,973,922
Deferred tax liability	74,281	104,380
Other liabilities	259,793	135,893
Stockholders’ equity	3,398,897	3,584,653

Total liabilities and stockholders’ equity	$5,977,236	$6,035,694

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six months ended June 30,
	2019	2018
Operating activities:
Net loss	$(187,316)	$(49,953)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation	175,151	163,650
Loss on impairment of assets	—	27,225
Deferred tax provision	(31,125)	(61,160)
Contract liabilities, net	14,017	(3,255)
Deferred contract costs, net	26,879	24,703
Other	(4,174)	422
Net changes in operating working capital	3,885	29,135

Net cash (used in) provided by operating activities	(2,683)	130,767

Investing activities:
Capital expenditures	(172,335)	(90,432)
Proceeds from maturities of marketable securities	2,025,000	300,000
Purchase of marketable securities	(1,872,107)	(573,837)
Proceeds from disposition of assets, net of disposal costs	15,573	1,723

Net cash used in investing activities	(3,869)	(362,546)

Financing activities:
Other	(12)	(90)

Net cash used in financing activities	(12)	(90)

Net change in cash and cash equivalents	(6,564)	(231,869)
Cash and cash equivalents, beginning of period	154,073	376,037

Cash and cash equivalents, end of period	$147,509	$144,168

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET

Second Quarter 2019			First Quarter 2019			Second Quarter 2018

Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)

$273	51%	88.7%	$309	48%	96.5%	$317	53%	90.8%

(1)

Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes three floaters that are cold stacked.

(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated, non-revenue earning equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating loss, adjusted net loss and adjusted loss per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain items that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude various items and their related tax effects are appropriate measures of the continuing and normal operations of the Company. The amounts excluded from our adjusted results include an impairment loss and restructuring and separation costs incurred during the second quarter of 2018, the gain recognized in the second quarter of 2019 from the sale of the Ocean Guardian, the loss on sale of mooring equipment recognized during the second quarter of 2019 in relation to a new leasing initiative and other discrete tax items recognized in the second quarter of 2019. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income or loss, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Reconciliation of As Reported Operating Loss to Adjusted Operating Loss:
(In thousands)
As reported operating loss	$(111,500)	$(49,127)	$(52,375)
Impairments and other items:
Impairment of rigs	—	—	27,225
Restructuring and separation costs	—	—	1,265
Gain on sale of rig	(14,300)	—	—
Loss on sale of mooring equipment	5,434	—	—

Adjusted operating loss	$(120,366)	$(49,127)	$(23,885)

Reconciliation of As Reported Net Loss to Adjusted Net Loss:
(In thousands)
As reported net loss	$(113,988)	$(73,328)	$(69,274)
Impairments and other items:
Impairment of rigs	—	—	27,225
Restructuring and separation costs	—	—	1,265
Gain on sale of rig	(14,300)	—	—
Loss on sale of mooring equipment	5,434	—	—
Tax effect of impairments and other items:
Impairment of rigs	—	—	(3,933)
Restructuring and separation costs	—	—	(183)
Gain on sale of rig	1,227	—	—
Loss on sale of mooring equipment	(466)	—	—
Other discrete items (1)	(14,206)	—	—

Adjusted net loss	$(136,299)	$(73,328)	$(44,900)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Reconciliation of As Reported Loss per Diluted Share to Adjusted Loss per Diluted Share:
As reported loss per diluted share	$(0.83)	$(0.53)	$(0.50)
Impairments and other items:
Impairment of rigs	—	—	0.19
Restructuring and separation costs	—	—	0.01
Gain on sale of rig	(0.10)	—	—
Loss on sale of mooring equipment	0.04	—	—
Tax effect of impairments and other items:
Impairment of rigs	—	—	(0.03)
Restructuring and separation costs	—	—	—
Gain on sale of rig	0.01	—	—
Loss on sale of mooring equipment	(0.01)	—	—
Other discrete items (1)	(0.10)	—	—

Adjusted loss per diluted share	$(0.99)	$(0.53)	$(0.33)

(1)

Represents a discrete income tax adjustment recognized during the second quarter of 2019 in relation to final regulations issued by the Internal Revenue Service in June 2019 with respect to the calculation of the toll charge associated with the deemed repatriation of previously deferred earnings of our non-U.S. subsidiaries in response to the Tax Cuts and Jobs Act enacted in 2017, or Transition Tax. Based on the new regulations, we recorded a net tax benefit of $14.2 million in the second quarter of 2019.